Exhibit 10.7
Amendment No. 1 to
FirstEnergy Corp. Deferred Compensation Plan for Outside Directors
WHEREAS, FirstEnergy Corp. (the “Company”) amended and restated the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors effective December 31, 2010 (the “Plan”); and
WHEREAS, Section 9.1 of the Plan generally provides that, prior to a Special Circumstance (as defined in the Plan) and subject to certain conditions, the Plan may be amended from time to time by the Board of Directors of the Company (the “Board”); and
WHEREAS, the Board now desires to amend the Plan to make certain changes to the definitions of “Change in Control” and “Potential Change in Control” and related terms in the Plan;
NOW, THEREFORE, in accordance with Section 9.1 of the Plan, the Plan is amended, effective as of January 1, 2012 except as otherwise provided below, as follows:
1. Section 1.5(h) is hereby amended by the deletion of said Section 1.5(h) in its entirety and the substitution in lieu thereof of a new Section 1.5(h) to read as follows:
“(h) ‘Change in Control’ means:
(x) for amounts deferred or accrued under the Plan before January 1, 2012:
(1) The acquisition by any Person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto (the ‘Exchange Act’)and as used in Sections 13(d) and 14(d) thereof, including a ‘group’ as defined in Section 13(d) thereof) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more (twenty five percent (25%) if such Person proposes any individual for election to the Board or any member of the Board is a representative of such Person) of either (i) the then outstanding shares of common stock of the Company (the ‘Outstanding Company Common Stock’) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the

‘Outstanding Company Voting Securities’); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation (collectively a ‘Reorganization’ for purposes of this Subsection (h)(x)) if, following such Reorganization the conditions described in clauses (i), (ii), and (iii) of paragraph (3) of this Subsection (h)(x) are satisfied; or
(2) Individuals who, as of the date hereof, constitute the Board (the ‘Incumbent Board’) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (within the meaning of solicitations subject to as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act or any such successor rule) or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board; or
(3) Consummation of a Reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company, in each case, unless, following such Reorganization (i) more than seventy-five percent (75%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Reorganization, merger or consolidation or acquiring such assets and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Reorganization, merger, consolidation or sale or other disposition of assets in substantially the same proportions as their ownership, immediately prior to such Reorganization of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any holding company formed by the Company to become the parent of the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Reorganization and any Person beneficially owning, immediately prior to such Reorganization directly or indirectly, twenty-five percent (25%) or more of, respectively, the Outstanding Company Common Stock, or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Reorganization or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Reorganization; or

(4) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company. A Change in Control may occur only with respect to the Company. A change in ownership of common stock of an Affiliate or subsidiary, change in membership of a board of directors of an Affiliate or subsidiary, the sale of assets of an Affiliate or subsidiary, or any other event described in this Subsection (h)(x) that occurs only with respect to an Affiliate or subsidiary does not constitute a Change in Control; and
(y) for amounts deferred or accrued (i.e., earned) under the Plan on or after January 1, 2012:
(1) An acquisition by any Person, directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) immediately after which such Person has beneficial ownership of twenty-five percent (25%) or more of either: (i) the Outstanding Company Common Stock, or (ii) the Outstanding Company Voting Securities; provided, however, that the following acquisitions of beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change in Control:
(i) Any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself acquired directly from the Company);
(ii) Any acquisition by the Company;
(iii) Any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or
(iv) Any acquisition pursuant to a reorganization, merger, or consolidation involving the Company or any direct or indirect wholly-owned subsidiary of the Company, whether or not the Company is the surviving corporation in such transaction (any of the foregoing, a ‘Reorganization’ for purposes of this Subsection (h)(y)), if, following such Reorganization, the conditions described in paragraph (3) below are satisfied;
(2) Individuals who, as of January 1, 2012, constitute the Board (the ‘Incumbent Board’) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to January 1, 2012 whose election, or nomination for election by the Company’s shareholders, is approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (within the meaning of solicitations subject to Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act or any successor rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3) Consummation of a (A) Reorganization or (B) sale or disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions (determined on a consolidated basis), other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets by the Company (such a sale or disposition, a ‘Major Asset Disposition’), unless in each case following such Reorganization or Major Asset Disposition (either, a ‘Major Corporate Event’) each of the following conditions is met:
(a) The Outstanding Company Voting Securities immediately prior to such Major Corporate Event represent (either by remaining outstanding or by converting into or being exchanged for voting securities of the surviving corporation) at least sixty percent (60%) of the combined voting power of the surviving corporation (including a corporation which, as a result of such Major Corporate Event, owns the Company or all or substantially all of the assets of the Company) outstanding immediately after such Major Corporate Event;
(b) No Person (excluding the Company, any employee benefit plan (or related trust) of the Company or the resulting or acquiring corporation resulting from such Major Corporate Event, and any Person beneficially owning, immediately prior to such Major Corporate Event, directly or indirectly, twenty-five percent (25%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, immediately after consummation of such Major Corporate Event, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the resulting or acquiring corporation in such Major Corporate Event, or the combined voting power of the then-outstanding voting securities of such resulting or acquiring corporation that are entitled to vote generally in the election of directors; and
(c) At least a majority of the members of the board of directors of the corporation resulting from such Major Corporate Event were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Major Corporate Event; or
(4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
However, in no event will a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed ‘part of a purchasing group’ for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (excluding passive ownership of less than five percent (5%) of the voting securities of the purchasing company or ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board of Directors).

2. Section 1.5(x) is hereby amended by the deletion of said Section 1.5(x) in its entirety and the substitution in lieu thereof of a new Section 1.5(x) to read as follows:
“(x) ‘Potential Change in Control’ means any of the following:
(1) Any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, delivers to the Company a statement containing the information required by Schedule 13 D under the Exchange Act, or any amendment to any such statement (or the Company becomes aware that any such statement or amendment has been filed with the Securities and Exchange Commission pursuant to applicable Rules under the Exchange Act), that shows that such Person has acquired, directly or indirectly, the beneficial ownership of (i) more than twenty percent (20%) of any class of equity security of the Company entitled to vote as single class in the election or removal from office of directors, or (ii) more than twenty percent (20%) of the voting power of any group of classes of equity securities of the Company entitled to vote as a single class in the election or removal from office of directors;
(2) The Company becomes aware that preliminary or definitive copies of a proxy statement and information statement or other information have been filed with the Securities and Exchange Commission pursuant to Rule 14a-6, Rule 14c-5, or Rule 14f-1 under the Exchange Act relating to a Potential Change in Control of the Company;
(3) Any Person delivers a Tender Offer Statement relating to Voting Securities of the Company (or the Company becomes aware that any such statement has been filed with the Securities and Exchange Commission pursuant to applicable Rules under the Exchange Act);
(4) Any Person (other than the Company) publicly announces an intention to take actions which if consummated would constitute a Change in Control;
(5) The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(6) The Board approves a proposal, which if consummated, would constitute a Change in Control; or
(7) The Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

Notwithstanding the foregoing, a Potential Change in Control shall not include an event described in paragraphs (1) through (6) above, if a number of directors (who were serving on the Board immediately prior to such event and who continue to serve on the Board) equal to a majority of the members of the Board as constituted prior to such event determines that the event shall not constitute a Potential Change in Control and furnish written notice to the CEO of such determination.
If a Potential Change in Control is abandoned, terminated or withdrawn for any reason except for the occurrence of a Change in Control, it shall then cease to be deemed that a Potential Change in Control has occurred as a result of any event described in paragraphs (1) through (7) above, or that a Special Circumstance has occurred by reason of such Potential Change in Control.”
IN WITNESS WHEREOF, pursuant to the delegation of authority made to an authorized officer of FirstEnergy Corp. on February 25, 2011, by the Board of Directors of FirstEnergy Corp., to approve the changes to the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors which are reflected in Amendment No. 1 to FirstEnergy Corp. Deferred Compensation Plan for Outside Directors, this Amendment No. 1 is hereby executed this 28th day of April, 2011, effective as of the date set forth above.

FIRSTENERGY CORP.
By:	/s/ Anthony J. Alexander
Anthony J. Alexander,
President and Chief Executive Officer of FirstEnergy Corp.